Exhibit 99.1
SI-BONE Announces Preliminary Revenue for the Fourth Quarter and Full Year 2025
Fiscal Year 2025 worldwide revenue of $200.8 to $200.9 million, representing growth of ~20%

SANTA CLARA, Calif., January 12, 2026 – SI-BONE, Inc. (Nasdaq: SIBN), the global leader in developing procedural solutions to address clinical challenges associated with compromised bone, today announced its preliminary and unaudited revenue and cash and cash equivalents for fourth quarter and full year 2025.

Fourth Quarter 2025 Summary (any comparisons are to the prior year period)
•Worldwide revenue between $56.2 - $56.3 million, representing ~15% growth
•U.S. revenue between $53.3 - $53.4 million, representing ~14% growth
•~1,640 active physicians in the U.S., an increase of 250 physicians, representing ~18% growth
•Cash and equivalents of ~$147.7 million, implying net cash generation of ~$2.0 million in the quarter

Fiscal Year 2025 Summary (any comparisons are to the prior year period)
•Worldwide revenue between $200.8 - $200.9 million, representing ~20% growth
•U.S. revenue between $190.9 - $191.0 million, representing ~21% growth

The fourth quarter and full year 2025 revenue and cash and equivalents are included in this release on a preliminary basis, prior to the completion of SI-BONE's financial closing procedures and audit procedures by its external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2025 financial results during its fourth quarter 2025 earnings call in late February 2026.

About SI-BONE, Inc.
SI-BONE (NASDAQ: SIBN) is the global leader in developing procedural solutions to address clinical challenges associated with compromised bone. SI-BONE's expertise in additive manufacturing has resulted in a technology platform with market-leading applications in SI joint fusion, adult spinal deformity and pelvic trauma. Since 2009, SI-BONE has supported physicians in performing a total of over 140,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including four randomized controlled trials and over 200 peer reviewed publications.

For additional information on the company or the products, including risks and benefits, please visit www.si-bone.com.

SI-BONE® is a registered trademark of SI-BONE, Inc. ©2026 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's preliminary fourth quarter and full year 2025 revenue and cash and cash equivalents, which are subject to continued review by SI-BONE and its auditors and significant adjustments may be made before final results are determined, SI-BONE’s ability to introduce and commercialize new products and indications, SI-BONE’s ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness or deterioration in economic conditions as a result of tariffs and retaliation by U.S. trading partners on the ability and desire of patients to undergo elective procedures including those using SI-BONE’s products, SI-BONE’s ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE’s products. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in SI-BONE’s most recent filings on Form 10-K and Form 10-Q, and SI-BONE’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov), especially under the caption “Risk Factors.” SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact
Saqib Iqbal

VP, FP&A, and Investor Relations
investors@SI-BONE.com